JPMORGAN VISTA VARIABLE ANNUITY ASSET ALLOCATION PORTFOLIO FUND
Section 10f-3 Transactions

Trade
Date     	Issue
12/10/02	SEAGATE TECHNOLOGY HOLDINGS

Shares            Price         Amount
792		  $12.00	$9,504.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.51        N/A	0.00%	             0.44%

Broker
Morgan Stanley and Salomon Smith Barney, Inc.

Underwriters of Seagate Technology Holdings

Underwriters	      				     Number of Shares
Morgan Stanley & Co. Incorporated    			14,137,500
Salomon Smith Barney Inc.     				14,137,500
Goldman, Sachs & Co.    				 9,787,500
J.P. Morgan Securities Inc.     			 9,787,500
Bear, Stearns & Co. Inc.	     			 2,610,000
Credit Suisse First Boston Corporation    		 2,610,000
Lehman Brothers Inc.     				 2,610,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated    	 2,610,000
Thomas Weisel Partners LLC    				 2,610,000
Blaylock & Partners, L.P.    				 1,450,000
CMG Institutional Trading, L.L.C.    			 1,450,000
A.G. Edwards & Sons, Inc.   				 1,450,000
Pacific Crest Securities, Inc.   			 1,450,000
Pacific Growth Equities, Inc.   			 1,450,000
Prudential Securities Incorporated    			 1,450,000
RBC Dain Rauscher Inc.    				 1,450,000
SoundView Technology Corporation    			 1,450,000

Total						        72,500,000